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Exhibit 10.24

LICENSE TRANSFER AND TRANSITION SERVICES AGREEMENT

        THIS LICENSE TRANSFER AND TRANSITION SERVICES AGREEMENT (this "Agreement") is made and entered into this 30th day of January 2004, by and among Refocus Group, Inc., a Delaware corporation and formerly known as VeryBestoftheInternet.com, Inc., with its principal office located at 10300 North Central Expressway, Suite 104, Dallas, Texas USA 75231 ("Refocus"), Refocus Ocular, Inc., a Delaware corporation, wholly-owned subsidiary of Refocus and formerly known as Presby Corp, with its principal office located at 10300 North Central Expressway, Suite 104, Dallas, Texas USA 75231 ("Licensor"), CIBA Vision AG, a Swiss corporation, whose principal address is Hardhofstrasse 15, CH-8424, Embrach, Switzerland ("Licensee"), and CIBA Vision Corporation, a Delaware corporation, whose principal address is 11460 Johns Creek Parkway, Duluth, Georgia USA 30097 ("CIBA"). All initially capitalized terms not defined herein shall have the meanings attributable to them in the License Agreement (as defined herein).

RECITALS

        WHEREAS, Licensor and Licensee are parties to that certain License Agreement, dated March 6, 2002, as amended by that certain Letter Agreement, dated March 3, 2003, and that certain Second Amended & Restated Term Sheet, dated February 3, 2003 (collectively, the "License Agreement"), pursuant to which Licensor granted to Licensee, among other things, the right to utilize Licensor's patent rights and other intellectual property rights in connection with the manufacture, marketing and sale of certain ophthalmic medical devices used in the treatment of presbyopia, hyperopia, ocular hypertension and glaucoma; and

        WHEREAS, Licensor and Licensee wish to terminate the License Agreement, transfer the rights of Licensee under the License Agreement to Licensor and release each other of their respective obligations under the License Agreement, and Licensor has requested, and CIBA has agreed to, provide certain transitional services to Licensor, upon and subject to the terms and conditions of this Agreement.

AGREEMENT

        NOW THEREFORE, in consideration of the mutual covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the execution and delivery hereof, the parties, intending to be legally bound hereby, hereby agree as follows:

A.    Mutual Termination and Transfer of License Agreement.

        1.     Licensor and Licensee hereby agree that effective on January 30, 2004 (the "Effective Date"), the License Agreement and all rights and obligations of the parties thereto shall terminate and be of no further force or effect, except as provided in this Agreement. All rights granted to Licensee under and pursuant to the License Agreement, including, without limitation, the Patent Rights, Know How and Trademarks, shall revert to Licensor on the Effective Date. Licensee and CIBA hereby agree and acknowledge that any and all royalties paid by Licensee, CIBA or their respective affiliates to Licensor, whether prepaid or earned, prior to the Effective Date shall be deemed forgiven by Licensor, and Licensee, CIBA and their respective affiliates shall have no right, title and interest in and to any and all of the royalty payments made by them to Licensor prior to the Effective Date.

        2.     Licensee hereby grants, transfers, conveys and assigns, and shall cause CIBA and CIBA's and Licensee's affiliates to grant, transfer, convey and assign, all of Licensee's, CIBA's and their respective affiliates' right, title and interest in and to any and all improvements, modifications, alterations and additions to, and any other inventions related directly to, the Products to Licensor. Licensee, CIBA and their respective affiliates shall pay all reasonable expenses, costs and applicable taxes, including, but not limited to, reasonable attorneys' fees, required to effectuate the transfer to Licensor as contemplated by the foregoing sentence.

        3.     Except as may be required in connection with the services to be performed by Licensee, CIBA and their respective affiliates hereunder, not later than February 6, 2004, Licensor, CIBA and their respective affiliates shall have granted, transferred, conveyed and assigned, or caused to be granted, transferred, conveyed and assigned, all of Licensee's, CIBA's and their respective affiliates' right, title and interest in and to any and all patents and marks, whether issued or pending, relating to the Products and the manufacture, marketing and sale of the Products, including, without limitation, those marks listed on Exhibit A attached hereto, to Licensor. Upon completion of the services to be rendered by Licensee, CIBA and their respective affiliates under this Agreement, Licensor, CIBA and their respective affiliates shall grant, transfer, convey and assign, or caused to be granted, transferred, conveyed and assigned, all of Licensee's, CIBA's and their respective affiliates' right, title and interest in and to any and all patents and marks, whether issued or pending, relating to the Products and the manufacture, marketing and sale of the Products, including, without limitation, those marks listed on Exhibit A attached hereto, to Licensor that were not previously granted, transferred, conveyed and assigned to Licensor pursuant to this Section A.3. All patents and marks so granted, transferred, conveyed and assigned to Licensor pursuant to this Agreement shall be effected pursuant an Assignment Agreement, substantially in the form attached hereto as Exhibit B. Licensor shall pay all reasonable expenses, including, but not limited to, reasonable attorneys' fees, required to effectuate the transfers contemplated by this Section A.3.

        4.     Except as may be required in connection with the services to be provided by Licensee, CIBA and their respective affiliates hereunder, Licensee, CIBA and their respective affiliates shall, upon Licensor's written request and at Licensor's expense, deliver, transfer, convey, assign and return to Licensor or its designee all Products and all information, materials, equipment and documentation, including, but not limited to, all regulatory, design control, manufacturing, labeling, marketing and site audit documentation, clinical protocols, data and records, relating to the Products and Licensor or its affiliates and predecessors in Licensee's, CIBA's or their respective affiliates possession, whether prepared, created, developed or manufactured by Licensee, CIBA or their respective affiliates, agents or representatives (collectively, the "Records"). Upon completion of the services to be rendered by Licensee, CIBA and their respective affiliates under this Agreement, Licensor, CIBA and their respective affiliates shall deliver, transfer, convey, assign and return to Licensor or its designee, at Licensor's expense, all Products and Records in Licensee's, CIBA's or their respective affiliates possession that were not previously delivered, transferred, conveyed, assigned and returned to Licensor pursuant to this Section A.4. Notwithstanding anything to the contrary contained in this Section A.4, Licensee, CIBA and their respective affiliates shall be entitled to retain copies of such Records for archival purposes and to the extent it is required to do so by law.

        5.     All warrants to purchase Refocus common stock issued to Licensee, CIBA or their respective affiliates in connection with the private placement and merger consummated by Licensor, Refocus and their respective affiliates on March 6, 2003 (the "Warrants"), shall be cancelled and be of no further force or effect. Licensee and CIBA have made, or have caused to be made, a search for the agreements evidencing the Warrants and have been unable to find or recover such agreements. Licensee, CIBA and their respective affiliates hereby represent that: (i) their interests in the Warrants has not been sold, assigned, endorsed, transferred, deposited under any agreement, hypothecated, pawned, pledged for any loan or disposed of in any manner, (ii) they have not executed, or entered into, any power of attorney, any stock power or any other assignment or authorization with respect to the Warrants, and (iii) no other person or entity has any right, title, claim, equity or interest in, to or respecting the Warrants. Licensee, CIBA and their respective affiliates hereby agree that if any agreement evidencing any portion or all of the Warrants comes into any of their custody or control, they will deliver such agreements to Refocus.

B.    Lock-Up Provisions and Standstill.

        1.     Licensee, CIBA and their respective affiliates shall not publicly sell, contract to sell or otherwise dispose of (a "Transfer") any securities of Refocus beneficially owned them on the Effective Date; provided, however, that following the earlier of (i) six (6) months after the effective date of a registration statement covering the resale of the Refocus securities beneficially owned by Licensee, CIBA and their respective affiliates on the Effective Date, or (ii) September 6, 2004, Licensee, CIBA and their respective affiliates may Transfer per month that maximum number of shares of Refocus common stock equal to nine percent (9%) of the aggregate number (the "Base Number") of shares of Refocus common stock beneficially owned by Licensee, CIBA and their respective affiliates on the Effective Date, subject to applicable securities laws. In no case shall Licensee, CIBA and their respective Transfer in any given month more than nine percent (9%) of the Base Number.

        2.     Licensee, CIBA and their respective affiliates hereby agree and acknowledge that the stock certificates evidencing the shares of Refocus common stock beneficially owned by Licensee, CIBA and their respective affiliates on the Effective Date shall bear a legend relating to the provisions of this Section B.

        3.     Licensee, CIBA and their respective affiliates hereby agree that, for a period of two (2) years from the date of this Agreement, unless they shall have been specifically invited in writing by the Board of Directors of Refocus, neither Licensee, CIBA nor their respective affiliates shall in any manner, (i) acquire, agree to acquire or make any offer or proposal to acquire, directly or indirectly, common stock or other securities of Refocus, Licensor or any of their respective subsidiaries (or beneficial ownership thereof) or any assets of Refocus, Licensor or any of their respective subsidiaries; (ii) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" (as such terms are used in the proxy rules promulgated by the Securities and Exchange Commission) to vote, or seek to advise or influence any person with respect to the voting of any voting securities of Refocus, Licensor or any of their respective subsidiaries; (iii) effect, or seek to effect, or cause any merger or other business combination involving Refocus, Licensor or any of their respective subsidiaries or any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to Refocus, Licensor or any of their respective subsidiaries; (iv) form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) with respect to any voting securities of Refocus, Licensor or any of their respective subsidiaries; (v) otherwise act, alone or in concert with others, to seek to control the management, Board of Directors or policies of Refocus, Licensor or any of their respective subsidiaries; (vi) disclose any intention, plan or arrangement inconsistent with the foregoing; or (vii) advise, assist, aid or abet or encourage any persons in connection with any of the foregoing.

C.    Transition Services.    During the Term (as defined herein), Licensor, CIBA and their respective affiliates shall perform and complete, or be responsible for the performance and completion of, the tasks and services set forth in Exhibit C attached hereto (collectively, the "Services"). The Services shall be performed and completed in a timely and diligent manner consistent with the periods for completion to be mutually agreed to by Licensor, CIBA and Licensee; provided, however, Licensee and CIBA shall not be responsible for any delays caused by Licensor, any third-parties retained by Licensor or performance issues related to the Products. The Services shall be performed in accordance with the requirements set forth or reasonably inferable from this Agreement. The Services shall be performed in good faith and in accordance with all applicable codes, ordinances and other requirements of governmental or regulatory authorities having jurisdiction over the services and work being performed. For purposes of this Agreement, "Term" shall mean the Effective Date until December 31, 2004.

D.    Consideration and Cost Allocation.

        1.     As compensation for the termination of License Agreement, the forgiveness of any and all royalties paid under the License Agreement, and the services to be performed under this Agreement by Licensee, CIBA and their respective affiliates, and in consideration for the other promises and covenants of Licensee, CIBA and their respective affiliates, Licensor shall pay to CIBA, in lawful money of the United States of America, an aggregate of $3,000,000. The payment of such amount to CIBA by Licensor shall be due and payable in twelve (12) equal consecutive quarterly installments on the last day of each calendar quarter until paid in full, commencing on March 31, 2006; provided, however, that Licensor shall have the right to prepay such amount, and if Licensor shall pay to CIBA, in lawful money of the United States of America, an aggregate of $2,000,000 prior to January 1, 2006, such payment shall constitute full and final payment of the aggregate amount to be paid to CIBA by Licensor pursuant to this Section D.

        2.     Licensee, CIBA and their respective affiliates shall be responsible and pay for any and all costs associated with Licensee's, CIBA's and their respective affiliates' employees prior to and during the Term. Additionally, Licensee, CIBA and their respective affiliates shall be responsible and pay for any and all and services rendered by third-parties and any and all materials and equipment relating to, and used in connection with, the Products that were purchased and delivered on or prior to December 31, 2003; provided, however, Licensor shall be responsible and pay for the equipment purchased, or to be purchased, from Wavefront Sciences, Inc., and Licensee, CIBA and their respective affiliates shall be responsible and pay for an aggregate of $21,000 of modifications to such equipment purchased, or to be purchased, by Licensor from Wavefront Services, Inc.

        3.     Licensor and Refocus shall be responsible and pay for any and all costs associated with their respective employees. Additionally, Licensor shall be responsible for the selection, retention and compensation of suppliers, medical monitors, clinical investigators, consultants and other third-party service providers (other than Licensee, CIBA and their respective affiliates), and shall be responsible for any and all additional materials and equipment required to be used in connection with the development, manufacture, marketing and sale of the Products, after December 31, 2003, except as specifically set forth in Section D.2 above.

E.    Additional Covenants; Representations and Warranties.

        1.     Not later than February 6, 2004, Licensee, CIBA and their respective affiliates shall transmit a letter, in substantially the form attached hereto as Exhibit D, to each party listed on Exhibit E attached hereto, informing such party of the termination of the License Agreement. Licensee, CIBA or their respective affiliates shall provide Licensor with copies of such letters not later than 30 days after their transmittal.

        2.     Except as may be required in connection with the services to be performed by Licensee, CIBA and their respective affiliates hereunder, commencing on the Effective Date and continuing thereafter, Licensee, CIBA and their respective affiliates shall cease to use any of the Products, Patent Rights, Know How and Trademarks, including, without limitation, the PresVIEW trademark. Licensee, CIBA and their respective affiliates hereby agree that any unauthorized use or continued use of such after the Effective Date shall constitute irreparable harm subject to legal and injunctive relief.

        3.     Licensee, CIBA and their respective affiliates shall, at all times, preserve in confidence any and all information furnished to Licensee, CIBA and their respective affiliates by Licensor, Refocus and their respective affiliates on a confidential basis, and shall not disclose or otherwise disseminate such information to any individual or entity without Licensor's prior written consent, except as may be required by law. The Secrecy Agreement, dated as of August 21, 2001, by and between RAS Holding Corp. and CIBA Vision Corporation, as amended by the License Agreement (collectively, the "Secrecy

Agreement"), shall remain in full force and effect until the payment in full of the consideration set forth in Section D.1 hereof.

        4.     The parties shall not issue any press release or other public statement, whether oral or written, relating to this Agreement without the prior written consent of the other parties, which consent shall not be unreasonably withheld; provided, however, the parties shall be permitted to make such disclosures as are required by law, rule, regulation or court order, without consent, provided that the party making such disclosure shall notify the other parties of the necessity of such disclosure and provide the other parties with an opportunity to review any such disclosure.

        5.     Licensee, CIBA and their respective affiliates hereby agree and acknowledge that the Patents, Know How and Trademarks are owned by Licensor. Licensee, CIBA and their respective affiliates shall not, directly or indirectly, contest or aid in contesting the validity or ownership of the Patents or Trademarks, nor shall Licensee, CIBA and their respective affiliates act in any manner injurious or prejudicial to the Patents or Trademarks or Licensor's interest or rights therein.

        6.     Except as specifically set forth herein, Licensor and Licensee do hereby release and forever discharge each other and their respective successors, affiliates, shareholders, representatives, assigns, agents, employees, officers and directors ("Designees") of and from any claims, debts, liabilities, demands, obligations, costs, expenses, actions and causes of action of every nature, character and description, known or unknown, vested or contingent, which either now owns or holds, or has at any time heretofore owned or held, or may at any time own or hold against the other or its Designees, arising prior to and including the Effective Date, including, without limitation, any such claims that Licensor, Licensee or their respective Designees may have (1) arising under the License Agreement or other related agreement between Licensee or Licensor or their respective Designees, other than the Secrecy Agreement, (2) arising from the parties' conduct during the term of the License Agreement, (3) relating to compensation payable to directors of Refocus, Licensor or their respective affiliates, or (4) arising under any federal, state and local laws, rules or ordinances; provided, however, that this release shall exclude claims arising from the assertion or enforcement of any continuing rights or obligations set forth in this Agreement, the Secrecy Agreement and any other agreement contemplated herein.

        7.     By executing this Agreement, Licensor, Refocus, Licensee and CIBA, for themselves and their respective Designees, represent and warrant that each of them has the right and authority to enter into and accept the terms and covenants of this Agreement, and that no third party has or claims an interest in any claim released by this Agreement.

        8.     Licensor, Refocus, Licensee and CIBA, for themselves and their respective Designees, acknowledge that this Agreement shall be a complete defense to any claim that is subject to the terms hereof, consent to the entry of a temporary or permanent injunction, whether affirmative or negative, to prevent or end any breach hereof; and agree to indemnify each other and their respective Designees for any and all costs and expenses incurred as a result of a breach of this Agreement, including reasonable attorneys' fees.

        9.     Each party hereto shall pay to the other party all damages, costs and expenses, including reasonable attorneys' fees, incurred by the other party subsequent to the date of this Agreement in obtaining injunctive or other relief for the enforcement of any provision of this Agreement.

        10.   Each of the parties hereto hereby represents and warrants that its execution and delivery of this Agreement does not violate any other agreement to which it is a party.

        11.   Licensor, Refocus, Licensee, CIBA and their respective affiliates hereby agree to cooperate in good faith and direct their respective employees to assist, and work with, the representatives of the other and to provide such information and other assistance as may be reasonably necessary to fulfill the purposes and intent of this Agreement.

        12.   During the Term, Licensee, CIBA and their respective affiliates hereby agree to provide Licensor, Refocus and their respective employees and representatives, upon reasonable prior notice to Licensee, CIBA and their respective affiliates, as applicable, by Licensor, reasonable access to Licensee's, CIBA's and their respective affiliates' facilities, personnel and all Records during normal business hours. To extent made know or provided to Licensor, Licensor and Refocus agree, and agree to cause their respective employees and representatives, to observe all rules, policies and procedures applicable to employees of Licensee, CIBA and their respective affiliates at such premises while on such premises.

        13.   Licensor, Refocus, Licensee, CIBA and their respective affiliates hereby agree to work cooperatively to complete all requirements to commence the marketing and sale of the Products in the European Union in accordance with Medical Device Directive 93/42 EEC (the "MDD"). Subject to the completion of such requirements, Licensee, CIBA and their respective affiliates shall grant Licensor the right to distribute, market and sell the Products under Licensee's, CIBA's or their respective affiliates' CE Mark during the remainder of the Term. Not later than February 27, 2004, Licensor, Licensee, CIBA and their respective affiliates hereby agree to enter into a technical agreement and any other necessary agreements, each upon such mutually agreeable and reasonable terms and conditions as may be required, in order to permit the distribution, marketing and sale of the Products by Licensor, Refocus and their respective affiliates utilizing Licensee's, CIBA's or their respective affiliates' CE Mark; provided, however, under such technical agreement and any other agreement: (i) Licensor, Refocus or their respective affiliates shall have the exclusive right, as a distributor agent, to market, distribute and sell the Products utilizing Licensee's, CIBA's or their respective affiliates' CE Mark for the remainder of the Term; (ii) Licensor's, Refocus' and their respective affiliates' costs shall be limited only to the reimbursement of reasonable out-of-pocket costs for third-party fees and expenses incurred by Licensee, CIBA and their respective affiliates; (iii) Licensor, Refocus and their respective affiliates shall be entitled to market the Products utilizing packaging that contains marks of Licensee, CIBA and/or their respective affiliates, and use the names of Licensee, CIBA and their respective affiliates, when necessary or required (excluding the use of such names for promotional purposes), for the remainder of the Term; (iv) Licensor, Refocus and their respective affiliates shall be responsible for all supply, manufacturing and physical distribution decisions involving the Products, whether executed through Licensee, CIBA or their respective affiliates or directly as a distributor agent of Licensee, CIBA or their respective affiliates, during the Term; (v) Licensee, CIBA and their respective affiliates shall also during the Term: (a) maintain a Quality System approval for their respective facilities according to the relevant Annex of the Medical Device Directive and inform Licensor of any changes thereto, (b) be responsible for the development and maintenance of all technical documentation relating to the Products and provide Licensor, upon its request, with copies of such documentation, (c) be responsible for, in consultation with Licensor, reporting any adverse incident relating to the Products to the relevant Competent Authority in accordance with Medical Device Vigilance System Guidelines and provide copies of the final reports submitted to such authority to Licensor, and (d) have the regulatory responsibility for the design, manufacture, packaging and labeling of the Products as required by the MDD; and (vi) Licensor, Refocus, Licensee, CIBA and their respective affiliates shall work cooperatively and in good faith to plan and execute an uninterrupted transfer of the CE Mark responsibilities from Licensee, CIBA or their respective affiliates to Licensor, Refocus or their respective affiliates during the Term, including, without limitation, the timely transfer of all files, documents, certifications, filings and related materials and the holding of meetings, as reasonably necessary and appropriate, among the parties to effect the transfer of such responsibilities. For purposes of this Section E.13 only, the terms "Licensor, Refocus and/or their respective affiliates" shall include, without limitation, any assignee, designee, agent, representative, sub-distributor, subcontractor or independent contractor of Licensor, Refocus or their respective affiliates. For purposes of items (i) through (vi) above, the obligations of CIBA and their respective affiliates shall apply only to the Products for which CIBA or one its affiliates holds the CE Mark.

        14.   In performing this Agreement and the services contemplated hereunder, Licensee, CIBA and their respective affiliates shall be an independent contractor. Licensee's, CIBA's and their respective affiliates' employees, agents and representatives shall all times identify themselves as an independent consultant for Licensor and shall not hold themselves out as an officer, director or employee of Licensor, Refocus or their respective affiliates. Licensor, Refocus and their respective affiliates shall not be responsible for withholding, collection or payment of income taxes or for other taxes of any nature on behalf of Licensee, CIBA or their respective affiliates or any employee, agent or representative of Licensee, CIBA or their respective affiliates. Nothing contained in this Agreement shall make Licensee, CIBA and their respective affiliates or their employees, agents or representatives the agent, employee, joint venturer or partner of Licensor, Refocus or their respective affiliates or provide them with the power or authority to bind Licensor, Refocus or their respective affiliates to any contract, agreement or arrangement with any individual or entity, except with the prior written approval of the President of Licensor.

F.    Miscellaneous.

        1.     This Agreement, the Secrecy Agreement and any other agreement contemplated herein, and the exhibits attached hereto, constitute the entire agreement between the parties pertaining to the subject matter hereof, and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions of the parties, whether oral or written, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof, except as specifically set forth herein. This Agreement may only be amended or modified by an instrument in writing executed by Licensor, Refocus, Licensee and CIBA. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision of this Agreement, whether or not similar, nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

        2.     Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provisions had never been contained herein.

        3.     All communications, notices and disclosures required or permitted by this Agreement shall be in writing and shall be deemed to have been given at the earlier of the time when actually delivered to an officer of the party to which notice is to be given or when sent by facsimile transmission, reputable overnight courier service or by certified or registered first-class mail, postage prepaid, return receipt requested, addressed as follows, unless and until any party notifies the others in accordance with this Section F.3. of a change of address:

To Refocus:	Refocus Group, Inc. 10300 North Central Expressway Suite 104 Dallas, Texas USA 75231 Facsimile: (214) 368-0332 Attn: President
To Licensor:	Refocus Ocular, Inc. 10300 North Central Expressway Suite 104 Dallas, Texas USA 75231 Facsimile: (214) 368-0332 Attn: President
To Licensee:	CIBA Vision AG 11460 Johns Creek Parkway Duluth, Georgia USA 30097-1556 Facsimile: Attn: General Counsel
To CIBA:	CIBA Vision Corporation 11460 Johns Creek Parkway Duluth, Georgia USA 30097-1556 Facsimile: Attn: General Counsel

        4.     The headings of the paragraphs of this Agreement are for convenience of reference only and are not to be considered and construed in this Agreement. When the context so requires in this Agreement, the masculine gender includes the feminine and neuter, and the singular number includes the plural, and vice versa.

        5.     This Agreement shall be construed and interpreted according to the laws of the State of Texas, without regard to the conflicts of laws provisions thereof.

        6.     Neither party may assign any of its rights or delegate any of its duties under this Agreement without the written consent of the other parties.

        7.     This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same Agreement.

        8.     Upon and subject to the conditions contained herein, each of the parties hereto agrees, both before and after the Effective Date, (a) to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to perform the terms and intent of this Agreement, (b) to execute any documents, agreements, instruments or conveyances of every kind that may be reasonably necessary or advisable to carry out any of the terms or the intent of this Agreement, and (c) to cooperate with each other in connection with the foregoing, including using their reasonable efforts (i) to obtain all consents from other parties required to permit the performance of this Agreement; provided, however, that neither Licensor, Refocus, Licensee, CIBA nor their respective affiliates shall be required to make any payments (except as contemplated herein), commence litigation or agree to any modification of the terms thereof in order to obtain such consents, (ii) to obtain all necessary consents as are required to be obtained under any law to permit the performance of this Agreement, (iii) to defend all litigation challenging this Agreement or performance of the actions contemplated hereby, (iv) to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to perform their obligations contemplated herein, (v) to effect all necessary registrations and filings and (vi) to fulfill all conditions to this Agreement.

        9.     This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and assigns. Whenever a reference to any party is made herein, such reference shall be deemed to include a reference to the assigns of such party, as applicable.

SIGNATURE PAGE FOLLOWS

        IN WITNESS WHEREOF, the parties hereto have duly executed, sealed and delivered this Agreement, formed by twelve (12) pages and five (5) Exhibits, on the day and year first above written.

REFOCUS:	REFOCUS GROUP, INC.
By:

	Name:	Terence A. Walts
	Title:	President and Chief Executive Officer
LICENSOR:	REFOCUS OCULAR, INC.
By:

	Name:	Terence A. Walts
Title:
LICENSEE:	CIBA VISION AG
By:

Name:
Title:
CIBA:	CIBA VISION CORPORATION
By:

Name:
Title:

EXHIBIT A

NON-EXCLUSIVE LIST OF MARKS

BU	trademark	country	class(es)	fil.date	fil.nr.	reg.date	reg.nr.	status
CIBA VISION SURGICAL	PRESVIEW	AUSTRALIA	10	21/01/2003	796676			Registration in progress
CIBA VISION SURGICAL	PRESVIEW	BENELUX	10	21/01/2003	796676			Registration in progress
CIBA VISION SURGICAL	PRESVIEW	BRAZIL	10	24/01/2003	825201462			Registration in progress
CIBA VISION SURGICAL	PRESVIEW	CANADA		21/01/2003	1165423			Registration in progress
CIBA VISION SURGICAL	PRESVIEW	CTM	10	20/01/2003	30156'9			Registration in progress
CIBA VISION SURGICAL	PRESVIEW	ESTONIA	10	21/01/2003	796676			Registration in progress
CIBA VISION SURGICAL	PRESVIEW	FRANCE	10	21/01/2003	796676			Registration in progress
CIBA VISION SURGICAL	PRESVIEW	INTERNATIONAL	10	21/01/2003	796676	21/01/2003	796676	Next formality 21-JAN-08
CIBA VISION SURGICAL	PRESVIEW	JAPAN	10	21/01/2003	796676	21/01/2003	796676	Next formality 21-JAN-06
CIBA VISION SURGICAL	PRESVIEW	LATVIA	10	21/01/2003	796676			Registration in progress
CIBA VISION SURGICAL	PRESVIEW	LITHUANIA	10	21/01/2003	796676			Registration in progress
CIBA VISION SURGICAL	PRESVIEW	MEXICO	10	21/01/2003	584510	27/02/2003	781331	Next formality 27-FEB-06
CIBA VISION SURGICAL	PRESVIEW	NEW ZEALAND	10	22/01/2003	672216	24/07/2003	672216	Next formality 22-JAN-10
CIBA VISION SURGICAL	PRESVIEW	NORWAY	10	21/01/2003	796676			Registration in progress
CIBA VISION SURGICAL	PRESVIEW	RUSSIAN FED.	10	21/01/2003	796676			Registration in progress
CIBA VISION SURGICAL	PRESVIEW	SINGAPORE	10	21/01/2003	796676			Registration in progress
CIBA VISION SURGICAL	PRESVIEW	SOUTH AFRICA	10	20/01/2003	2003/859			Registration in progress
CIBA VISION SURGICAL	PRESVIEW	SOUTH KOREA	10	20/01/2003	2003/2603			Registration in progress
CIBA VISION SURGICAL	PRESVIEW	SWITZERLAND	10	14/01/2003	180/2003	21/01/2003	506619	Next formality 21-JAN-08
CIBA VISION SURGICAL	PRESVIEW	THAILAND	10	24/01/2003	509339			Registration in progress
CIBA VISION SURGICAL	PRESVIEW	U.S.A.	10	21/01/2003	78/205322			Registration in progress
CIBA VISION SURGICAL	PRESVIEW (KATAKANA)	JAPAN	10	07/03/2003	2003/18161	03/10/2003	4714950	Next formality 03-OCT-0

A-1

EXHIBIT B

FORM OF ASSIGNMENT AGREEMENT

        This Assignment Agreement (this "Assignment") is entered into and effective as of this            day of                        , 2004, and is by and among CIBA Vision AG ("CIBA AG"), CIBA Vision Corporation ("CIBA Corp.") and Refocus Ocular, Inc. ("Refocus") (collectively, CIBA AG and CIBA Corp. are hereinafter referred to as "CIBA," and CIBA and Refocus are collectively hereinafter referred to as the "Parties"). Reference is hereby made to that certain License Transfer and Transition Services Agreement, dated as of January 30, 2004, among Refocus Group, Inc. and the Parties (the "Transfer Agreement"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Transfer Agreement.

W I T N E S S E T H:

        WHEREAS, pursuant to the Transfer Agreement, CIBA agrees to grant, transfer, convey and assign to Refocus, all of CIBA AG's, CIBA Corp.'s and their respective affiliates' right, title and interest in and to any and all patents and marks, whether issued or pending, relating to the Products and the manufacture, marketing and sale of the Products;

        WHEREAS, CIBA or its affiliates are the owners of all right, title and interest in and to certain inventions, and improvements, modifications, alterations and additions to the Products, aspects of which may be patentable (collectively referred to hereinafter as the "Patent Rights").

        WHEREAS, CIBA or its affiliates have adopted, used and are using, and are the owners of all right, title and interest in and to the trademarks and the trademark registrations issued in the United States of America (collectively the "U.S. Marks") as shown on Exhibit A attached hereto and incorporated herein; and

        WHEREAS, CIBA or its affiliates have adopted, used and are using, and are the owners of all right, title and interest in and to the trademarks and the trademark registrations in countries foreign to the United States of America (the "Foreign Marks") as shown on Exhibit A attached hereto and incorporated herein; and

        WHEREAS, CIBA or its affiliates have also identified, designed and applied for federal registration of certain proposed trademarks before the United States Patent and Trademark Office under section 1(b) of the Trademark Act (15 U.S.C. 1051(b), as amended), asserting in each such trademark application a bona fide intention to use such proposed trademark in commerce in manners common to the industry (collectively, the "CIBA Intent-to-Use Applications"), as shown on Exhibit A attached hereto and incorporated herein; and

        WHEREAS, Refocus is desirous of acquiring all of CIBA's and its affiliates' right, title and interest in and to the Patent Rights, the U.S. Marks and the Foreign Marks (collectively referred to herein as the "Marks"), as well as any right, title or interest CIBA or its affiliates may acquire in any such proposed trademark or federal registration granted from any of the CIBA Intent-to-Use Applications.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and confessed, the Parties hereto agree as follows:

1.
CIBA and its affiliates hereby grant, transfer, convey and assign to Refocus, and Refocus does hereby accept, all of CIBA's and its affiliates' right, title and interest in, to and under the Patent Rights, including, without limitation, rights to any and all existing causes of action relating to the Patent Rights, and to past damages associated therewith. CIBA and its affiliates represent and warrant that they do not own or control any domestic or foreign Letters Patent or any application for any such Letters Patent related to the Products, including any continuation, division, renewal, substitution or reissue thereon, nor has CIBA or its affiliates otherwise pursued Letters Patent related to the Products.

2.
CIBA and its affiliates hereby grant, transfer, convey and assign to Refocus, and Refocus does hereby accept, all of CIBA's and its affiliates' right, title and interest, including, but not limited to, rights to existing causes of action and the right to past damages associated therewith, in and to the Marks together with the goodwill of the business symbolized by the same.

3.
CIBA and its affiliates hereby grant, transfer, convey and assign to Refocus, and Refocus does hereby accept, all of CIBA's and its affiliates' right, title and interest, including but not limited to, right to existing causes of action and the right to past damages associated therewith, in and to the CIBA Intent-to-Use Applications, as part of the entire business or portion thereof to which the related marks pertain together with the goodwill of the business symbolized by the same.

4.
Upon the acceptance by the United States Patent and Trademark Office of (i) an "Amendment to Allege Use" under 37 C.F.R. "2.76 or (ii) a "Statement of Use" under 37 C.F.R. " 2.88, in any of the CIBA Intent-to-Use Applications, CIBA or its affiliates will automatically assign to Refocus, and Refocus will automatically accept, without any further action by either of the Parties, all right, title and interest, including, but not limited to, rights to existing causes of action and the right to past damages associated therewith, in and to the trademark, defined by such CIBA Intent-to-Use Applications, together with the goodwill of the business symbolized by the same, and any federal registration ultimately granted by the United States Patent and Trademark Office on such CIBA intent-to-use application, if any.

5.
CIBA and its affiliates covenant that Refocus will, upon its request, be provided promptly with all pertinent facts and documents relating to any of the Patent Rights, the Marks and the CIBA Intent-to-Use Applications, as may be known and accessible to CIBA or its affiliates and will testify as to the same in any interference, litigation or other controversy related thereto and will promptly execute and deliver to Refocus or its legal representative any and all papers, instruments or affidavits required to apply for, obtain, maintain and enforce any of the Patent Rights or the Marks and the CIBA Intent-to-Use Applications that may be necessary or desirable to carry out the purposes hereof.

6.
The Parties agree that this Assignment will inure to the benefit of, and be binding upon, their respective subsidiaries and affiliates, together with their respective successors and assigns.

7.
The Parties agree that this Assignment will be governed by and enforced under the laws of the State of Texas. The prevailing party in any such dispute will be entitled to recover, in addition to any other relief granted, reasonable attorney fees and expenses related to such dispute.

8.
The Parties agree that all notices under this Assignment will be made in writing and will be deemed given when: (1) hand delivered to; or (2) received in the United States mail, registered with proper postage prepaid and properly addressed, return receipt requested, by a particular party.

        NOW THEREFORE, the Parties hereto have their duly authorized agents execute this Assignment on their behalf.

CIBA VISION AG	CIBA VISION CORPORATION
By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

REFOCUS OCULAR, INC.
By:

Name:

Title:

Date:

EXHIBIT A
TO
ASSIGNMENT AGREEMENT

BU	trademark	country	class(es)	fil.date	fil.nr.	reg.date	reg.nr.	status
CIBA VISION SURGICAL	PRESVIEW	AUSTRALIA	10	21/01/2003	796676			Registration in progress
CIBA VISION SURGICAL	PRESVIEW	BENELUX	10	21/01/2003	796676			Registration in progress
CIBA VISION SURGICAL	PRESVIEW	BRAZIL	10	24/01/2003	825201462			Registration in progress
CIBA VISION SURGICAL	PRESVIEW	CANADA		21/01/2003	1165423			Registration in progress
CIBA VISION SURGICAL	PRESVIEW	CTM	10	20/01/2003	30156'9			Registration in progress
CIBA VISION SURGICAL	PRESVIEW	ESTONIA	10	21/01/2003	796676			Registration in progress
CIBA VISION SURGICAL	PRESVIEW	FRANCE	10	21/01/2003	796676			Registration in progress
CIBA VISION SURGICAL	PRESVIEW	INTERNATIONAL	10	21/01/2003	796676	21/01/2003	796676	Next formality 21-JAN-08
CIBA VISION SURGICAL	PRESVIEW	JAPAN	10	21/01/2003	796676	21/01/2003	796676	Next formality 21-JAN-06
CIBA VISION SURGICAL	PRESVIEW	LATVIA	10	21/01/2003	796676			Registration in progress
CIBA VISION SURGICAL	PRESVIEW	LITHUANIA	10	21/01/2003	796676			Registration in progress
CIBA VISION SURGICAL	PRESVIEW	MEXICO	10	21/01/2003	584510	27/02/2003	781331	Next formality 27-FEB-06
CIBA VISION SURGICAL	PRESVIEW	NEW ZEALAND	10	22/01/2003	672216	24/07/2003	672216	Next formality 22-JAN-10
CIBA VISION SURGICAL	PRESVIEW	NORWAY	10	21/01/2003	796676			Registration in progress
CIBA VISION SURGICAL	PRESVIEW	RUSSIAN FED.	10	21/01/2003	796676			Registration in progress
CIBA VISION SURGICAL	PRESVIEW	SINGAPORE	10	21/01/2003	796676			Registration in progress
CIBA VISION SURGICAL	PRESVIEW	SOUTH AFRICA	10	20/01/2003	2003/859			Registration in progress
CIBA VISION SURGICAL	PRESVIEW	SOUTH KOREA	10	20/01/2003	2003/2603			Registration in progress
CIBA VISION SURGICAL	PRESVIEW	SWITZERLAND	10	14/01/2003	180/2003	21/01/2003	506619	Next formality 21-JAN-08
CIBA VISION SURGICAL	PRESVIEW	THAILAND	10	24/01/2003	509339			Registration in progress
CIBA VISION SURGICAL	PRESVIEW	U.S.A.	10	21/01/2003	78/205322			Registration in progress
CIBA VISION SURGICAL	PRESVIEW (KATAKANA)	JAPAN	10	07/03/2003	2003/18161	03/10/2003	4714950	Next formality 03-OCT-0

EXHIBIT C

SERVICES TO BE PERFORMED BY CIBA

I.     Product Inventory Tasks

  1.
  Provide an updated inventory status of blades and implants.

  2.
  Check label inventory at Atrion for sufficiency and content.

  3.
  Facilitate completion, through packaging and sterilization, of all existing blade and implant inventory for final inventory storage at Atrion.

  4.
  Facilitate completion of implant inspection and cleaning at Cidra and QA release, ship to Atrion for packaging.

  5.
  Re-label finished implant kits remaining at Licensee, CIBA and their respective affiliates left over from sterilization validation.

  6.
  Complete cutting and folding of package inserts for Atrion inventory build.

  7.
  Develop, subject to Licensor review and approval, strategy for expired blade and implant inventory.

  8.
  Facilitate logistics for furtherance of aging study at Atrion to extend expiration dating, provided that Licensor shall be responsible for any additional package stability testing that may be required.

  9.
  Label all W&H and D&K equipment with clinical labeling and deliver to Licensor's designated carrier for shipment.

II.    CE Mark Tasks

  1.
  Continue reasonable best efforts to finalize and issue on a timely basis appropriate CE Mark certification on the implant and blade, subject to satisfaction of reasonable technical matters by Refocus.

  2.
  Obtain final papers from W&H testing of complete Drive Control Unit, facilitate QA release.

  3.
  Obtain CE Mark certifications and equipment dossier from W&H and D&K.

  4.
  Facilitate completion of documents needed for Licensee's, CIBA's or their affiliate's CE Mark for the implants and the blade.

  5.
  Facilitate vigilance reporting as specified in the technical agreement to be executed by the parties in accordance with Section E.13 of the License Transfer and Transition Services Agreement, by and between Licensor, Refocus, Licensee and CIBA.

  6.
  Provide a complete copy of Licensee's, CIBA's or their respective affiliates' CE Mark dossier regarding the implant.

III.  Other

  1.
  Provide copies of German Ethics Committee approvals, if any.

  2.
  Provide copies of European Union protocol for clinical studies, if any.

C-1

EXHIBIT D

LETTER TO OTHER PARTIES

Dear                        :

        This letter advises that CIBA Vision has reached agreement with Refocus Group, Inc. (formerly known as Presby Corp) for Refocus Group to reacquire the rights to the PresVIEW products related to the surgical treatment of presbyopia, glaucoma and ocular hypertension worldwide, effective January 30, 2004.

        Under our original License Agreement with Refocus Group, which became effective in March 2002, CIBA Vision obtained certain exclusive rights to Refocus Group's patents and PresVIEW products. In connection with our recent mutual agreement, we have assigned and returned all licensed rights in the original Agreement back to Refocus.

        As a result, you should be advised that CIBA Vision will no longer be licensed to use or commercialize any Refocus products, patents or trademarks including, and without imitation, the PresVIEW Scleral Implants, the PresVIEW Incision System and all other components related to the PresVIEW Scleral Spacing Procedure (SSP). These rights are now the exclusive rights of Refocus Group. We will, however, assist Refocus on certain contracted services during 2004 to help ensure a smooth transition of key activities.

        This decision was reached as part of the outcome of our decision in August 2003 to explore strategic alternatives regarding our surgical business, including its potential sale. We have enjoyed our association with Refocus and wish them much success in the future.

        To the extent that we have a confidentiality agreement, intellectual property rights agreement or other similar understanding with you directed toward the Refocus products, please consider this letter as notice of our assignment of those rights to Refocus. In addition and where contracted or applicable, you are hereby released to transfer the maintenance of confidentiality owed us to Refocus.

        We value our relationship with you and expect that it will be unaffected by this mutual decision with Refocus. We look forward to continuing to work with you regarding other CIBA products.

Sincerely,

cc:
Refocus Ocular, Inc.

D-1

EXHIBIT E

OTHER PARTIES

Intentionally Omitted.

E-1

QuickLinks

  Exhibit 10.24
LICENSE TRANSFER AND TRANSITION SERVICES AGREEMENT